EXHIBIT 23.1

May 2, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Domark International, Inc. on Form S-8 of our audit report, dated September 21, 2012 relating to the balance sheets as of May 31, 2012 and 2011 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended incorporated by reference in this Registration Statement.

We also consent to the reference to our Firm under the title “Experts” in the Registration Statement.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC
Henderson, NV
May 2, 2013

Corporate Headquarters:
De Joya Griffith, LLC
2580 Anthem Village Drive, Henderson, NV 89052 Phone:  (702) 563-1600 Fax: (702) 920-8049